Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-264470

PROSPECTUS SUPPLEMENT

(to prospectus dated May 11, 2022)

$100,000,000

Class A Common Stock

We have entered into a sales agreement with Wells Fargo Securities, LLC, which we refer to as “Wells Fargo,” relating to shares of our Class A common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell from time to time up to $100,000,000 of shares of our Class A common stock through Wells Fargo acting as our agent.

Our Class A common stock is listed on the New York Stock Exchange, which we refer to as “NYSE,” under the symbol “BOC.” On December 7, 2022, the last reported sales price of the Class A common stock was $26.08 per share.

Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Wells Fargo is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wells Fargo and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Wells Fargo for sales of Class A common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of Class A common stock sold under the sales agreement. In connection with sales of Class A common stock on our behalf, Wells Fargo will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation payable to Wells Fargo will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wells Fargo with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

Our business and an investment in our Class A common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

December 8, 2022

Prospectus Supplement

Prospectus

The information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus filed by us with the SEC. We have not, and the agent has not, authorized anyone to provide any information other than that incorporated by reference or contained in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

 This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process on April 25, 2022, and that was declared effective on May 11, 2022. Under the shelf registration process, we may from time to time, either individually or in combination, offer and sell shares of our Class A common stock or preferred stock, various series of debt securities and/or warrants, as described in this prospectus supplement and the accompanying prospectus in one or more offerings for an aggregate initial offering price of up to $500,000,000. This prospectus supplement describes our offering of shares of our Class A common stock having an aggregate offering price of up to $100,000,000 from time to time through Wells Fargo acting as our agent.

  You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before investing in our securities.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications, and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industries and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “us” “our,” “Boston Omaha,” “BOC,” “we,” the “Company” and similar designations refer, collectively, to Boston Omaha Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by Public Law 104-67. All statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, other than statements that relate solely to historical fact, are “forward-looking statements.” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, including the impact of the COVID-19 pandemic, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:

●	the competitive nature of the industries in which we conduct our business;
●	general business and economic conditions;
●	demand for services in our industries;
●	our ability to acquire suitable businesses;
●	our ability to successfully integrate acquired businesses;
●	our business strategy;
●	pricing pressures and competitive factors;
●	the risks associated with our investments in both publicly traded securities and privately held businesses;
●	the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations;
●	our ability to obtain or renew customer contracts;
●	the market price and availability of materials or equipment;
●	increased costs as the result of being a public company;
●	our relationship with the two holders of our Class B common stock, Magnolia Capital Fund, L.P., which we refer to as “Magnolia,” and Boulderado Partners, LLC, which we refer to as “Boulderado”;
●	the diversion of management’s attention and other disruptions associated with potential future acquisitions;
●	future capital expenditures;
●	the impact of the novel coronavirus, which we refer to as “COVID-19,” on our business and the general economy;
●	our ability to fund our future operations;
●	changes in technology affecting our markets;
●	our analysis of market and economic opportunities in the industries we operate and in which we may make investments;
●	our financial strategy, liquidity, capital required for our ongoing operations and acquisitions, and our ability to raise additional capital;
●	our ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of government regulation;
●	our dividend policy;
●	our history of losses and ability to maintain profitably in the future;
●	our investments in other businesses;
●	our future operating results;
●	our ability to avoid becoming an inadvertent Investment Company within the meaning of the Investment Company Act of 1940, as amended; and
●	our plans, objectives, expectations and intentions.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information contained in the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and accompanying prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement or accompanying prospectus or to reflect events or circumstances after the date of this prospectus supplement to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

THE COMPANY

Boston Omaha Corporation, which we refer to as “the Company,” “our Company,” “we,” “us” or “our,” commenced its current business operations in June 2015 and currently operates three established businesses in outdoor billboards, surety insurance and broadband and have recently started work on a new “build for rent” business in which we plan to develop and own single family homes and townhouses for long term rental. In addition, we hold minority investments in commercial real estate management and brokerage services, a bank focused on servicing the automotive loan market, and Dream Finders Homes Inc. (NASDAQ:DFH), a residential homebuilding company.  We also hold a minority investment in Sky Harbour Group Corporation (NYSE: SKYH), which we refer to as Sky, a developer of private aviation infrastructure focused on building, leasing and managing business aviation hangars.  Yellowstone Acquisition Company, a special purpose acquisition company in which we served as sponsor, consummated a business combination with Sky in January 2022. We also served as the sponsor in connection with the initial public offering of Yellowstone Acquisition Company.

Our strategy focuses on investing in companies and lines of business that have consistently demonstrated earnings power over time, with attractive pre-tax historical returns on tangible equity capital, and that we believe are available at a reasonable price.

Billboards: We seek to capitalize on our growing network and diversified geographical and product mix to grow revenues. We believe that we are a leading outdoor billboard advertising company in the markets we serve in the Midwest. As of September 30, 2022, we operate approximately 3,900 billboards with approximately 7,400 advertising faces.  We believe the outdoor advertising business offers attractive industry fundamentals which we hope to utilize and leverage as we plan to continue to grow our presence in the United States. We hope that our growing presence will be an attractive tool in identifying and attracting both local and national advertisers. We work with our customers to enable them to better understand how our billboards can successfully reach their target audiences and promote their advertising campaigns. Our long-term strategy for our outdoor advertising businesses includes pursuing digital display opportunities where appropriate, while simultaneously utilizing traditional methods of displaying outdoor advertisements, and with a goal of consolidating fragmented markets where applicable.

Surety Insurance: In September 2015, we established an insurance subsidiary, General Indemnity Group, LLC, which we refer to as “GIG,” designed to own and operate insurance businesses generally handling high volume, lower policy limit commercial lines of property and casualty insurance. In April 2016, our surety insurance business commenced with the acquisition of a surety insurance brokerage business with a national internet-based presence. In December 2016, we completed the acquisition of United Casualty and Surety Insurance Company, which we refer to as “UCS,” a surety insurance company, which at that time was licensed to issue surety bonds in only nine states. UCS now has licenses to operate in all 50 states and the District of Columbia. In addition, over the last four years, we have also acquired additional surety insurance brokerage businesses located in various regions of the United States. We may in the future expand the reach of our insurance activities to other forms of insurance which may have similar characteristics to surety, such as high volume and low average policy premium insurance businesses which historically have similar economics. We seek to reduce our risk by limiting policy amounts, following extensive underwriting processes, reviewing dashboards of critical metrics, and purchasing reinsurance coverage. Our underwriting process considers a number of factors, including the financial health of the customer, the customer’s operating history, the type of obligation, the geographic territory where the contract is being issued, the language of the bond and the subject contract, and, if appropriate, a customer’s pledge of collateral to reduce the risk in the event of a default. Historically, claims on surety bonds are limited by the extensive underwriting analysis undertaken before a risk is agreed to, forms of security provided upon the bond’s issuance, and by the legal ability to pursue the customer obtaining the surety bond for recovery of amounts paid due to a claim.  A surety’s right of indemnification contrasts with property and casualty, or life insurance coverages, where no such recovery right exists. Unlike other insurance, surety insurance losses are commonly limited by the indemnity obligations of the insured, collateral provided by the insured at the time of issuance, or the insurance company’s contractual right to uncollected funds from construction projects on which it has issued a bond and steps in for the insured.

Broadband Services: We seek to capitalize on the growing demand for rural internet access and increased bandwidth capacity as the economy shifts towards increased consumer demand and telecommuting work arrangements. Our strategy is to grow our presence in the rural broadband business as we expect many more communities to demand increasingly more bandwidth to their homes and businesses than their current service offering can reliably provide. Within certain markets, we believe that fiber-to-the-home has the potential to be a long-lived asset that fits into our objective to invest in what we believe are durable businesses that have the potential to achieve favorable after-tax returns on invested capital.  We believe that the fiber-to-the-home market shares similar qualities with our billboard and surety insurance markets in providing a diversified customer base in markets which impose some obstacles to competitors. We also believe that many broadband systems are owned by a significant number of small operators which may be interested in being acquired, providing us the potential for continued future growth in the broadband internet provider market.   In March 2020, our subsidiary, FIF AireBeam LLC, which we refer to as “AireBeam,” acquired substantially all of the business assets of FibAire Communications, LLC, which we refer to as “FibAire,” a rural broadband internet provider. AireBeam provides over 8,000 subscribers in communities in southern Arizona with a high-speed fixed wireless internet service and is building an all fiber-to-the-home network in select Arizona markets. AireBeam operates in underserved communities in Arizona that need higher speed and greater internet capacity. In December 2020, our subsidiary, FIF Utah LLC, which we refer to as “FIF Utah,” and which conducts business as “Utah Broadband,” acquired substantially all of the business assets of Utah Broadband, LLC, which we refer to as “UBB,” an internet provider that provides broadband services to over 10,000 subscribers throughout Utah. In September 2021, we announced the launch of Fiber Fast Homes, LLC (“FFH”), which partners with builders, developers and build-to-rent communities to build fiber-to-the-home infrastructure and provide fiber internet service to residents. In April 2022, our subsidiary, FIF St George LLC, which we refer to as “St George,” acquired substantially all of the business assets of InfoWest, Inc. and Go Fiber LLC, which are fiber and fixed wireless internet services providers with over 20,000 customers throughout Southern and Central Utah, Northern Arizona and Moapa Valley, Nevada. We hope to continue to expand in Arizona, Florida, Nevada Utah, and other locales.

Asset Management

In addition to our three established business lines, we recently established a subsidiary within Boston Omaha Asset Management, LLC (“BOAM”) to operate a proposed business, which we refer to as “build for rent,” in which we would develop and own single family detached and/or townhomes for long term rental. We have recently bought parcels of land in Nevada which we hope to develop or repurpose for other uses. We are currently providing 100% of the financing for the initial stages of these projects but may consider a range of financing options in the future, such as raising third party capital to be invested alongside our capital. Once completed and stabilized, we expect that these properties will be financed with long term fixed rate debt capital. In addition to developing and managing these properties, we would also expect to provide broadband services to these homes, providing us with a second or third source of potential revenue from these developments.

Minority Investments

Since 2015, we have made minority investments in several different industries.

●

Since September 2015, we have made a series of investments in commercial real estate, a commercial real estate management, brokerage and related services business as well as an asset management business. We currently own 30% of Logic and approximately 49.9% of 24th Street Holding Co., both directly and indirectly through our ownership in Logic. In addition, we have invested, through one of our subsidiaries, an aggregate of $6 million in 24th Street Fund I, LLC and 24th Street Fund II, LLC. These funds are managed by 24th Street Asset Management, LLC, a subsidiary of 24th Street Holding Co. and focus on opportunities within secured lending and direct investments in commercial real estate.

●

In December 2017, we invested $10 million in common units of Dream Finders Holdings LLC, the parent company of Dream Finders Homes, LLC, a national home builder with operations in Colorado, Florida, Georgia, Maryland, North Carolina, South Carolina, Texas and northern Virginia. In addition to its homebuilding operations, DFH’s subsidiaries provide mortgage loan origination and title insurance services to homebuyers. On January 25, 2021, Dream Finders Homes, Inc., a wholly owned subsidiary of DFH, completed its initial public offering and Dream Finders Homes, Inc. became a holding company and sole manager of DFH. Upon completion of the initial public offering, our outstanding common units in DFH were converted into 4,681,099 shares of Class A common stock of Dream Finders Homes, Inc., and one of our subsidiaries purchased an additional 120,000 shares of Class A common stock in the initial public offering. At September 30, 2022, we held 456,328 shares of DFH Class A common stock. During the third quarter of fiscal 2022, we sold 640,416 shares of DFH Class A common stock for gross proceeds of approximately $8.1 million. Since DFH’s initial public offering through September 30, 2022, we have sold 4,344,771 shares of DFH Class A common stock for gross proceeds of approximately $76.2 million.

●

In May 2018, through one of our subsidiaries, we invested approximately $19 million through the purchase of common stock of CB&T Holding Corporation, which we refer to as “CB&T,” the privately-held parent company of Crescent Bank & Trust, Inc., which we refer to as “Crescent.” Our investment now represents 15.6% of CB&T’s outstanding common stock. Crescent is located in New Orleans and generates the majority of its revenues from indirect subprime automobile lending across the United States.

●

In October 2020, our subsidiary BOC Yellowstone LLC, which we refer to as “BOC Yellowstone,” served as sponsor for the underwritten initial public offering of a special purpose acquisition company named Yellowstone. Yellowstone sold in its public offering 13,598,898 units at a price of $10.00 per unit, each unit consisting of one share of Class A common stock and a redeemable warrant to purchase one-half of a share of Class A common stock at an exercise price of $11.50 per share. Between August and November 2020, we invested, through BOC Yellowstone, approximately $7.8 million through the purchase of 3,399,724 shares of Class B common stock and 7,719,779 non-redeemable private placement warrants, each warrant entitling us to purchase one share of Class A common stock at $11.50 per share.

●

In August 2021, Yellowstone entered into a business combination agreement with Sky Harbour LLC, which we refer to as “SHG,” a developer of private aviation infrastructure focused on building, leasing and managing business aviation hangars. The business combination with SHG, which we refer to as the “Sky business combination,” was completed on January 25, 2022 and Yellowstone changed its name to Sky Harbour Group Corporation, which we refer to as “Sky.” Sky’s Class A common stock trades on the NYSE American under the symbol “SKYH” and its warrants to purchase Class A common stock trade under the symbol “SKYH.WS.” We invested in Sky based upon a number of factors including but not limited to our belief that Sky helps address a large demand by business jet owners for modern hangar space and related services and amenities, limited space for hangar facilities reducing the number of hangars which can service an airport, the experience of the Sky management team, Sky’s receipt of over $160 million of long-term private activity bond financing at attractive rates and payment terms, and the agreement by the existing Sky equity holders prior to the business combination to convert all of their equity interests in Sky for equity interests in the combined entity.

●

In September 2021, through one of our subsidiaries, we invested $55 million directly into SHG and received Series B preferred units (“Sky Series B Preferred Units”). Upon the consummation of the Sky business combination, this investment converted into 5,500,000 shares of Sky’s Class A common stock, valued at $10.00 per share. In December 2021, we agreed to provide Sky an additional $45 million through the purchase of 4,500,000 shares of Class A common stock upon the closing of the Sky business combination.

Corporate Information

Our principal executive offices are located at 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, and our telephone number is (857) 256-0079. Our website address is www.bostonomaha.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $100,000,000.

Manner of offering	“At the market” offering made from time to time through Wells Fargo as our sales agent. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include financing our existing businesses and operations, and expanding our businesses and operations through additional acquisitions and minority investments and additional hires. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. As a result, our management will retain broad discretion in the allocation and use of the net proceeds from this offering. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors

An investment in our Class A common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-7 of this prospectus supplement and under similar headings in the accompanying prospectus and the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

New York Stock Exchange Symbol	Our Class A common stock is listed on the New York Stock Exchange under the symbol “BOC.”

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. You should carefully consider the risks and uncertainties described in this prospectus supplement and the accompanying prospectus, and the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, before making an investment decision.

Any of the risk factors could materially and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect us in the future. You could lose all or part of your investment in any of our securities.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may use them in a manner that does not improve our financial performance or operating results.

We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes, which may include financing our existing businesses and operations, and expanding our businesses and operations through additional acquisitions and minority investments and additional hires. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. See the section of this prospectus supplement entitled “Use of Proceeds.” Although we plan to use the net proceeds from this offering as described, we have not designated the amount of net proceeds from this offering to be used for any specific purpose. We will have broad discretion in the use of the net proceeds. You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Class A common stock.

Future sales of substantial amounts of our common shares, or the possibility that such sales could occur, could adversely affect the market price of our common shares.

We may issue our common shares from time to time in this offering in an aggregate price to the public of up to $100,000,000. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this and other offerings, could have the effect of depressing the market price or increasing the market price volatility of our Class A common stock.

Sales, including resales under effective resale registration statements, of a substantial number of our Class A common stock could reduce the price of our Class A common stock.

Sales, including resales under an effective resale registration statement, of a substantial number of shares of our Class A common stock in the public market following this offering, or the perception in the market that the holders of a large number of shares intend to sell, could cause the market prices of our Class A common stock to decline. On September 21, 2021 and subsequently on May 12, 2022, pursuant to a registration rights agreement, and for the benefit of Massachusetts Institute of Technology (“MIT”) as well as 238 Plan Associates LLC, an MIT pension and benefit fund (together with MIT, the “MIT Entities”), we initially registered the resale of an aggregate of up to 9,698,705 shares of our Class A common stock. On May 12, 2022, we subsequently reregistered 8,297,039 of these shares as the original registration statement had expired. The MIT Entities have the sole economic interest in all of these 8,297,039 shares of our Class A common stock, which currently includes 5,589,253 shares of Class A common stock that Magnolia BOC I, LP, an entity affiliated with Adam K. Peterson, our Co-Chairperson of the Board, Co-President and Co-Chief Executive Officer, has the contractual right to exercise voting power and investment power over, and for which Magnolia BOC I, LP is technically the beneficial owner of. Although Magnolia BOC I, LP has indicated that it does not have a present intention to sell any of the 5,589,253 shares of our Class A common stock that it beneficially owns, pursuant to its contractual arrangement with certain of the MIT Entities, Magnolia BOC I LP may be required to distribute up to 5,589,253 shares of our Class A common stock to such MIT Entities and the MIT Entities would then be able to sell such shares. The market price of our Class A common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. On September 13, 2022, we registered 1,018,660 shares of Class A common stock held by entities controlled by our two Co-Chief Executive Officers, Adam Peterson and Alex Rozek. Each has indicated that such individual or entity has no immediate intention to sell the shares as of the date of this prospectus supplement but wishes to register the shares to allow the shares to be held in brokerage accounts and to allow transfers to family members and limited partners, as a large percentage of the shares to be registered are held in family partnerships and by family offices. Any resale of these shares by insiders is subject to our restrictions against selling shares during normal quarter and year-end blackout periods as well as other blackout periods required by law.

It is not possible to predict the actual number of shares of our Class A common stock we will sell under the sales agreement or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares of our Class A common stock that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares of our Class A common stock that will be sold or the proceeds to be raised in connection with those sales.

The shares of our Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our Class A common stock in this offering at different times will likely pay different prices and therefore may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares of our Class A common stock sold from time to time in this offering. In addition, there is no minimum or maximum sales price for shares of our Class A common stock to be sold in this offering. Investors may experience a decline in the value of the shares of our Class A common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The trading price of our Class A common stock has been, and is likely to continue to be, volatile and may fluctuate substantially, which could result in substantial losses for purchasers of our Class A common stock.

The trading price of our Class A common stock has been, and is likely to continue to be, volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our Class A common stock has experienced an intra-day trading high of $30.94 per share and a low of $18.68 per share over the last 52 weeks. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. In addition, these fluctuations may be even more pronounced in the trading market for our stock during the period following a securities offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Any such litigation, if commenced, could result in substantial costs and a diversion of our management’s attention and resources.

You may experience immediate and substantial dilution.

Because the price per share of our Class A common stock being offered may be higher than the book value per share of our Class A common stock, you may suffer immediate substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Class A common stock in this offering.

Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant.  Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

The issuance of additional shares of our Class A common stock in future offerings and under our 2022 Long-Term Incentive Plan could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Class A common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Potential future impairment charges for holdings in Sky Harbour Group Corporation Class A common stock and potential volatility in earnings due to mark-to-market measurement of our investments in other public securities.

The value of the Class A common stock and warrants we hold in Sky Harbour Group Corporation (NYSE:SKYH), which we refer to as Sky Harbour, through our subsidiaries is subject to the volatility of the market price of Sky Harbour’s Class A common stock. This volatility subjects our financial statements to volatility. The market price of Sky Harbour’s Class A common stock has experienced significant volatility since it commenced trading on January 26, 2022, and that volatility may continue in the future and may also be subject to wide fluctuations in response to many factors, including factors beyond the control of Sky Harbour. These factors include, but are not limited to:

●

actual or anticipated fluctuations in Sky Harbour’s reported results of operations or financial position, including due to a significant impairment of goodwill, intangible assets, or other long-lived assets;

●	recommendations and reports by securities and industry analysts;
●	Sky Harbour’s ability to timely complete the construction of its various airport hangar developments and its ability to successfully lease these facilities at profitable rental rates;
●	Sky Harbour’s ability to continue to access capital and debt on commercially reasonable terms;
●	impact of inflation and any possible recession on Sky Harbour’s operations, revenues, and ability to access financial markets as well as, on the private jet hangar industry generally;
●	significant acquisitions, investments, and/or equity issuances by Sky Harbour;
●	changes in the performance or market valuations of companies in Sky Harbour’s industry;
●	announcement of developments and material events by Sky Harbour or its competitors;
●	fluctuations in the costs of construction, maintenance and other materials and services;
●	addition or departure of Sky Harbour’s executive officers or other key personnel;
●	speculative trading activity by certain investors; and
●	news reports relating to trends, concerns, economic or competitive developments, regulatory changes and other related issues in Sky Harbour’s industry or target markets.

We currently account for our investment in Sky Harbour Class A common stock under the equity method. There may be a future impairment of our Sky Harbour equity method investment if Sky Harbour’s stock price remains below our carrying value of that investment and does not recover in the near-term or if our expectations about Sky Harbour’s prospective results and cash flows decline, which could be influenced by a variety of factors including those listed above. We have evaluated our investment in Sky Harbour as of September 30, 2022, and determined that there was not an other-than-temporary impairment as of that date. Our conclusion was based on several contributing factors, including: (i) our assessment that the underlying business and financial condition of Sky Harbour is favorable; (ii) the period of time for which the fair value has been less than the carrying value, (iii) an expectation that Sky Harbour's stock price will recover in the near-term, and (iv) our ability and intent to hold the investment until that recovery. We will continue to review our investment in Sky Harbour for an other-than-temporary impairment on a quarterly basis or upon the occurrence of certain events.

If Sky Harbour's stock price does not recover above our carrying value of $8.16 per share in the near-term, it will likely result in an impairment of our investment. As of December 7, 2022, the closing price of Sky Harbour Class A common stock was $3.03 per share and we hold 13,118,474 shares of Sky Harbour Class A common stock and warrants to purchase  7,719,779 shares of Class A common Stock at a price of $11.50 per share, which exercise price is subject to adjustment.   There may also be a future impairment of our investment if our expectations about Sky Harbour's prospective results and cash flows decline, which could be influenced by a variety of factors including adverse market conditions. As a result, we could incur a material impairment charge at any time in the future if we deem our investment to be impaired.

As a result of a change in generally accepted accounting principles effective in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings. Due to the size of our percentage ownership interest in Sky Harbour's common stock, approximately 23% as of September 30, 2022, our investment is recorded under the equity method using the fair market value of Sky Harbour's Class A common stock as of the date of the business combination and we do not include any unrealized gains or losses related to the change in Sky Harbour's stock price in our reported earnings. In the future, if our ownership interest in Sky Harbour's common stock drops below 20%, we will no longer be able to record our investment under the equity method and will be required to include any unrealized gains or losses related to the change in Sky Harbour's stock price in our reported earnings. While we intend to hold our current publicly-traded securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $100,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Wells Fargo as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of any shares of Class A common stock offered under this prospectus supplement for general corporate purposes. General corporate purposes may include, without limitation, financing our existing businesses and operations, funding our build for rent business, and expanding our businesses and operations through additional acquisitions and minority investments and additional hires. Such expansion may include future billboard acquisitions, broadband acquisitions, acquisitions of surety insurance companies and other growth of our insurance activities, additional investments in real estate management, homebuilding and other real estate service businesses, additional investments in subprime automobile lending, and acquisitions of other businesses. We have not determined the amount of net proceeds to be used for any specific purpose, and management will retain broad discretion over the allocation of net proceeds. While we have no current agreements, commitments or understandings for any specific acquisitions at this time, we may use a portion of the net proceeds for these purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions and numerous factors, including the factors described under “Risk Factors.” As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the use of these proceeds may vary significantly depending on numerous factors, including the progress of our expansion efforts and acquisition activities, as well as any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of investment-grade, short-term, interest-bearing securities and in certain publicly-traded equity and debt securities, consistent with the provisions of our investment policy and past practice.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not intend to pay cash dividends to holders of our Class A common stock in the foreseeable future.

DILUTION

Purchasers of Class A common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution. Dilution is the amount by which the price paid by the purchasers of Class A common stock in this offering will exceed the net tangible book value per share of Class A common stock immediately after this offering. Our net tangible book value as of September 30, 2022 was approximately $262,074,000 or approximately $8.82 per share of Class A common stock and Class B common stock. Net tangible book value per share represents our total assets, excluding goodwill, and intangibles, less total liabilities and redeemable noncontrolling interests, divided by the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2022.

After giving effect to the assumed sale of shares of our Class A common stock in the aggregate amount of approximately $100,000,000 at an assumed offering price of $26.08 per share, the last reported sale price of our Class A common stock on December 7, 2022, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $358,974,000, or $10.71 per share of Class A common stock and Class B common stock. This represents an immediate increase in net tangible book value of $1.88 per share of Class A common stock and Class B common stock to our existing stockholders and an immediate dilution in net tangible book value of $15.37 per share of Class A common stock to investors participating in this offering at an assumed offering price of $26.08 per share. The following table illustrates this per-share dilution:

Assumed public offering price per share		$26.08
Net tangible book value per share as of September 30, 2022	$8.82
Increase in net tangible book value per share attributable to this offering	$10.71
Pro forma net tangible book value per share as of September 30, 2022, after giving effect to this offering		$1.88
Dilution per share to new investors purchasing shares in this offering		$15.37

The table above assumes for illustrative purposes that an aggregate of 3,834,356 shares of our Class A common stock are sold at a price of $26.08 per share, the last reported sale price of our Class A common stock on the New York Stock Exchange on December 7, 2022, for aggregate gross proceeds of $100,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $26.08 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $100,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $10.75 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $16.33 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $26.08 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of  $100,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $10.66 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $14.42 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

The information above and in the foregoing table is based upon 28,642,801 shares of our Class A common stock and 1,055,560 shares of our Class B common stock outstanding as of September 30, 2022. The information above and in the foregoing table does not give effect to the exercise of outstanding warrants to purchase 104,772 shares of our Class B common stock at an exercise price of $10.00 per share and 784 shares of our Class A common stock at an exercise price of $8.00 per share.

The information above and in the foregoing table does not include securities issuable under our 2022 Long-Term Equity Incentive Plan (the “LTIP”), which was instituted in August 2022.  Initially, a total of 1,575,000 shares of our Class A common stock may be issued under the LTIP.  In addition, the maximum number of shares of Class A common stock that may be delivered in satisfaction of awards under the LTIP will automatically increase on February 1st of each calendar year, for a period of not more than ten (10) years, beginning on February 1, 2024 and ending on (and including) February 1, 2032 (each, an “Evergreen Date”) in an amount such that both the total number of shares of Class A common stock available under the LTIP and shares of Class A common stock previously issued under the Plan shall equal five percent (5%) of the total number of shares of our issued and outstanding Class A common stock on the December 31st immediately preceding the applicable Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, our board of directors may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of Class A common stock than would otherwise occur pursuant to the preceding sentence.  The number of shares of Class A common stock will also be adjusted for any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, plus any shares that are subject to awards that expire or are terminated or canceled without the delivery of shares (the “Share Pool”). The following rules apply in respect of the Share Pool:

●	All shares withheld in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding obligations will reduce the Share Pool;
●	All shares underlying a stock appreciation right, any portion of which is settled in shares of our Class A common stock, will reduce the Share Pool;
●	Shares underlying awards that expire, become unexercisable, or terminate or that are forfeited to or repurchased by us without the issuance of Class A common stock will not reduce the Share Pool;
●	Shares delivered under awards in substitution for awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition will not reduce the Share Pool; and
●	The Share Pool will not be increased by any shares of Class A common stock delivered under the LTIP that are subsequently repurchased using proceeds directly attributable to stock option exercises.

We have agreed to issue to each of our Chief Financial Officer and our Chief Accounting Officer 9,586 and 2,071 shares of our Class A common stock, respectively under the LTIP and to each of our four independent members of our board of directors 1,150 shares of our Class A common stock, which share issuances are subject to certain vesting conditions.

Furthermore, we may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding warrants are exercised or we issue additional shares of Class A common stock or other equity or equity-linked securities in the future, there may be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Wells Fargo, under which we may offer and sell from time to time up to $100,000,000 of shares of our Class A common stock through Wells Fargo acting as our sales agent. Sales of our Class A common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on the New York Stock Exchange or any other trading market for our Class A common stock. If authorized by us in writing, Wells Fargo may purchase shares of our Class A common stock as principal.

Wells Fargo will offer our Class A common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Wells Fargo. We will designate the maximum amount of Class A common stock to be sold through Wells Fargo on a daily basis or otherwise determine such maximum amount together with Wells Fargo. Subject to the terms and conditions of the sales agreement, Wells Fargo will use its commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us. We may instruct Wells Fargo not to sell Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Wells Fargo or we may suspend the offering of our Class A common stock being made through Wells Fargo under the sales agreement upon proper notice to the other party. Wells Fargo and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Wells Fargo as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Wells Fargo for certain expenses. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wells Fargo under the sales agreement, will be approximately $150,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A common stock.

Wells Fargo will provide written confirmation to us following the close of trading on the New York Stock Exchange on each day in which Class A common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of Class A common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of Class A common stock sold through Wells Fargo under the sales agreement, the net proceeds to us and the compensation paid by us to Wells Fargo in connection with the sales of Class A common stock.

Settlement for sales of Class A common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Class A common stock on our behalf, Wells Fargo will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wells Fargo will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wells Fargo against certain liabilities, including liabilities under the Securities Act. As sales agent, Wells Fargo will not engage in any transaction that stabilizes our common stock.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.

Our Class A common stock is listed on the New York Stock Exchange and trades under the symbol “BOC.” The transfer agent of our Class A common stock is Issuer Direct Corporation.

Wells Fargo and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the shares of Class A common stock in respect of which this prospectus supplement is being delivered will be passed upon by Gennari Aronson, LLP, Needham, Massachusetts.  Davis Polk & Wardwell LLP, New York, New York, is acting as counsel for the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of Boston Omaha Corporation as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.bostonomaha.com. The information contained in, or accessible through, our website, however, should not be considered a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the amendments, exhibits and schedules thereto, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2022;
●	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022 (filed with the SEC on May 13, 2022), the fiscal quarter ended June 30, 2022 (filed with the SEC on August 12, 2022), and the fiscal quarter ended September 30, 2022 (filed with the SEC on November 10, 2022);
●	Definitive Proxy Statement dated June 28, 2022 filed with the SEC on June 28, 2022;
●

Current Reports on Form 8-K filed on January 3, 2022, January 13, 2022, March 28, 2022, April 5, 2022, April 22, 2022, May 5, 2022, May 13, 2022, June 3, 2022, June 30, 2022, August 12, 2022, and August 15, 2022; and

●

The description of our Class A common stock and preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request, and we will provide, a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Boston Omaha Corporation

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68102
Attn: Investor Relations
Phone: (857) 256-0079

PROSPECTUS

PROSPECTUS

Boston Omaha Corporation

(a Delaware corporation)

$500,000,000

Class A Common Stock

 Preferred Stock

 Debt Securities

Warrants offered by the Company

and

8,297,039 shares of Class A Common Stock offered by the Selling Shareholders

Boston Omaha Corporation, or the Company, may offer, from time to time, shares of Class A common stock, $0.001 par value per share, preferred stock, debt securities and warrants, or any of the other securities offered pursuant to this registration statement, or units, separately or together in any combination, in one or more offerings up to U.S.$500,000,000. Our Class A common stock is listed on the NYSE under the symbol “BOC.” The closing price of our Class A common stock, as reported on the NYSE on April 22, 2022 was $22.96.

In addition, from time to time, any selling shareholders named in a prospectus supplement may offer and sell, from time to time, up to 8,297,093 shares of Class A common stock held by them and covered by this prospectus. We will not receive any proceeds from the sale of Class A common stock by the selling shareholders.  Currently, the selling stockholders are the Massachusetts Institute of Technology, or MIT, as well as 238 Plan Associates LLC, an MIT pension and benefit fund and a limited partnership holding our Class A common stock for the economic benefit of MIT.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE THE “RISK FACTORS” SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, IN OUR SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q AND IN THE DOCUMENTS INCORPORATED BY REFERENCED HEREIN AND THEREIN.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

    The date of this Prospectus is May 11, 2022

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a "shelf" registration process. Under the shelf registration process, we may from time to time, either individually or in combination, offer and sell shares of our Class A common stock or preferred stock, various series of debt securities and/or warrants, as described in this prospectus in one or more offerings, and selling shareholders may from time to time sell securities described in this prospectus in one or more offerings.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement relating to the securities offered.

This prospectus provides you with a general description of the securities we or selling shareholders may offer. Each time we or selling shareholders sell securities, we will provide one or more prospectus supplements that may add, update, substitute or change the information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before investing in our securities.

The information contained in this prospectus is not complete and may be changed.  We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise stated, all references in this prospectus to "us," "our," "Boston Omaha,” “BOC," "we," the "Company" and similar designations refer, collectively, to Boston Omaha Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”. All statements other than statements of historical facts contained in this prospectus, including but not limited to statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained in this prospectus speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the impact of the novel coronavirus, which we refer to as “COVID-19,” on our business and the general economy;
●	the competitive nature of the industries in which we conduct our business;
●	general business and economic conditions;
●	demand for services in our industries;

●	our ability to acquire suitable businesses;
●	our ability to successfully integrate acquired businesses;
●	our business strategy;
●	pricing pressures and competitive factors;
●	the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations;
●	our ability to obtain or renew customer contracts;
●	the market price and availability of materials or equipment;
●	increased costs as the result of being a public company;
●	our relationship with two stockholders, Magnolia Capital Fund, L.P., which we refer to as “Magnolia,” and Boulderado Partners, LLC, which we refer to as “Boulderado”;
●	the diversion of management’s attention and other disruptions associated with potential future acquisitions;
●	future capital expenditures;
●	the risks associated with our investments in both publicly traded securities and privately held businesses;
●	changes in technology affecting our markets;
●	our analysis of market and economic opportunities in the industries we operate;
●	our financial strategy, liquidity, capital required for our ongoing operations and acquisitions, and our ability to raise additional capital;
●	our ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of government regulation;
●	our ability to avoid becoming an inadvertent Investment Company within the meaning of the Investment Company Act of 1940, as amended
●	our dividend policy;
●	our history of losses and ability to maintain profitability in the future;
●	our future operating results; and
●	plans, objectives, expectations and intentions.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

THE COMPANY

We commenced our current business operations in June 2015 and we currently operate three established businesses in outdoor billboards, surety insurance and broadband and have recently started work on a new “build for rent” business in which we plan to develop and own single family homes and townhouses for long term rental. In addition, we hold minority investments in commercial real estate management and brokerage services, a bank focused on servicing the automotive loan market, and Dream Finders Homes Inc. (NASDAQ:DFH), a residential homebuilding company.  We also hold a minority investment in Sky Harbour Group Corporation (NYSE: SKYH), which we refer to as Sky, a developer of private aviation infrastructure focused on building, leasing and managing business aviation hangars.  Yellowstone Acquisition Company, a special purpose acquisition company in which we served as sponsor, consummated a business combination with Sky in January 2022.

In addition to our activities in outdoor billboards, surety insurance, broadband services, build for rent and the various industries in which we have made minority investments, we will also consider other industries which offer the potential for predictable and attractive returns on invested capital. We expect to continue to be opportunistic in exploring other opportunities which meet our investment criteria.

Our objective is to grow intrinsic value per share at an attractive rate by retaining capital to reinvest in the productive capabilities of our current subsidiaries, make opportunistic investments, and/or invest in new, anticipated durable earnings streams. Each of these options for capital will be compared to one another on a regular basis, and capital will be deployed according to our management’s judgment as to where it believes allocated capital has the potential to achieve the best long-term return.

Our principal executive offices are located at 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, and our telephone number is (857) 256-0079. Our website address is www.bostonomaha.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, and the risk factors set forth in our filings with the SEC that are incorporated or deemed incorporated by reference herein, including the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, as amended, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, before making an investment decision.

Any of the risk factors could materially and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect us in the future. You could lose all or part of your investment in any of our securities.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus by us for general corporate purposes unless the applicable prospectus supplement provides otherwise.  General corporate purposes may include, without limitation, financing our existing businesses and operations, and expanding our businesses and operations through additional acquisitions and investments in both publicly traded securities and privately held businesses.  We have not determined the amount of net proceeds to be used for any specific purpose, and management will retain broad discretion over the allocation of net proceeds.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of investment-grade, short-term, interest-bearing securities.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling shareholder.

SELLING SHAREHOLDERS

The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this prospectus, up to 8,297,039 shares of Class A common stock. All of these shares were either acquired between March and May 2018 or earlier in private placements and are subject to certain registration rights as set forth in a Registration Rights Agreement dated March 6, 2018.

The selling shareholders are affiliated with the Massachusetts Institute of Technology and are not members of our board of directors or members of our management.

Information about the selling shareholders, where applicable, including their identities, the amount of common shares owned by each selling shareholder prior to the offering, the number of shares of Class A common stock to be offered by each selling shareholder and the amount of shares of Class A common stock to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling shareholders may not sell any shares of Class A common stock pursuant to this prospectus until we have identified such selling shareholders and the shares of Class A common stock being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their shares of Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of our Class A common stock, Class B common stock and preferred stock and related provisions of our certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our Class A common stock and Class B common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits incorporated by reference to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, of which 38,838,884 shares have been designated as Class A common stock and the remaining 1,161,116 shares as Class B common stock. In addition, we have authorized 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding.  As of March 28, 2022, 28,642,801 shares of our Class A common stock were outstanding and 1,055,560 shares of our Class B common stock were outstanding.

DESCRIPTION OF CLASS A COMMON STOCK

Our Class A common stock is identical to the Class B common stock with respect to all rights and privileges, except that (i) the Class B common stock is convertible into shares of Class A common stock at a 1:1 ratio; (ii) each share of Class B common stock is entitled to 10 votes in connection with stockholder votes, while each share of Class A common stock is entitled to one vote; (iii) two directors are elected exclusively by the holders of Class B common stock as a separate class as described below; and (iv) the Class B common stock has certain special voting provisions as described below.

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our Class A common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and each holder of our Class B common stock is entitled to 10 votes for each share owned of record on all matters voted upon by stockholders. A majority vote is required for all action to be taken by stockholders, except as otherwise provided for in our certificate of incorporation and bylaws or as required by law, including the election of directors in an election that is determined by our board of directors to be a contested election, which requires a plurality. Our certificate of incorporation provides that either our board of directors or the holders of at least a majority of the total voting power of the outstanding shares of our capital stock are expressly authorized to make, alter or repeal our bylaws.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our Class A common stock and Class B common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.

Other Rights

Neither our Class B common stock nor our Class A common stock has any preemptive rights, cumulative voting rights or redemption or sinking fund provisions.

Special Provisions Regarding our Class B Common Stock

The holders of record of the shares of Class B common stock, exclusively and as a separate class, shall be entitled to elect two directors to our board of directors, which number of Class B Directors may be reduced pursuant to the terms and conditions of the Amended and Restated Voting and First Refusal Agreement among the Company, Magnolia and Boulderado. Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

At any time when shares of Class B common stock are outstanding, we may not, without the affirmative vote of all of the Class B Directors:

●

Amend, alter or otherwise change the rights, preferences or privileges of the Class B common stock, or amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the Class B common stock.

●	Liquidate, dissolve or wind-up our business, effect any merger or consolidation or any other deemed liquidation event or consent to any of the foregoing.
●	Create, or authorize the creation of, or issue or issue additional shares of Class B common stock, or increase the authorized number of shares of any additional class or series of capital stock.
●	Increase or decrease the authorized number of directors constituting the board of directors.
●	Hire, terminate, change the compensation of, or amend the employment agreements of, our executive officers.
●	Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of our capital stock.

●

Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, if our aggregate indebtedness for borrowed money following such action would exceed $10,000, or guarantee, any indebtedness except for our own trade accounts arising in the ordinary course of business.

●	Make, or permit any subsidiary to make, any loan or advance outside of the ordinary course of business to any employee or director.
●

Create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by us or permit any direct or indirect subsidiary to sell, lease, or otherwise dispose of all or substantially all of the assets of any subsidiary.

●	Change our principal business, enter new lines of business, or exit the current line of business.
●	Enter into any agreement involving the payment, contribution, or assignment by us or to us of money or assets greater than $10,000.
●

Enter into or be a party to any transaction outside of the ordinary course of business with any our directors, officers, or employees or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person or entity.

●	Acquire, by merger, stock purchase, asset purchase or otherwise, any material assets or securities of any other corporation, partnership or other entity.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors. Our bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or by a committee appointed by our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Calling Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by our board of directors or by Magnolia, Boulderado, and their respective Affiliates (as defined in Rule 12b-2 of the Exchange Act) or any person who is an express assignee or designee of their respective rights (and such assignee’s or designee’s Affiliates), which we refer to as the “Magnolia/Boulderado Control Group,” prior to the date upon which the Magnolia/Boulderado Control Group ceases to have, in the aggregate, at least 35% of the votes that are entitled to be cast by holders of our then-outstanding shares of Class A and/or Class B common stock.

Stockholder Action by Written Consent

The Delaware General Corporation Law, which we refer to as the “DGCL,” permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. During such period of time as we remain a controlled company under NYSE rules, we intend to allow stockholders to take action by written consent in accordance with our bylaws. At such time as we no longer qualify as a controlled company, our bylaws will provide that stockholders will no longer be able to take action by written consent and will only be able to take action at a duly convened meeting of our stockholders.

Undesignated Preferred Stock

Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company.

Delaware Anti-Takeover Statute

We have elected to be governed by Section 203 of the DGCL, an anti-takeover law, which we refer to as “Section 203.” This law prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include: any merger or consolidation involving us and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder; in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person. A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. We have opted to be governed by this provision and, accordingly, we will be subject to any anti-takeover effects of Section 203.

Removal of Directors; Vacancies

Our certificate of incorporation provides that, other than the two directors elected by the holders of our Class B common stock, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the total voting power of the outstanding shares of the capital stock of the company entitled to vote in any annual election of directors or class of directors, voting together as a single class. In addition, our certificate of incorporation provides that vacancies, including those resulting from newly created directorships or removal of directors, may only be filled by a majority of the directors then in office or by a sole remaining director. This may deter a stockholder from increasing the size of our board of directors and gaining control of the board of directors by filling the remaining vacancies with its own nominees.

Limitation on Directors’ Liability

Our certificate of incorporation and bylaws will provide for indemnification of our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our company and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our certificate of incorporation described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Amended and Restated Voting and First Refusal Agreement

Each of Boulderado and Magnolia agreed as part of the Amended and Restated Voting and First Refusal Agreement to elect as the Class B Directors each of Alex B. Rozek, as a nominee of Boulderado, and Adam K. Peterson, as a nominee of Magnolia. In the event of (a) the death of a Class B Director, (b) the incapacitation of a Class B Director as a result of illness or accident, which makes it reasonably unlikely that the Class B Director will be able to perform his normal duties for the Company for a period of ninety (90) days, or (c) a change of control of Boulderado or Magnolia, then the Class B stockholder which nominated such deceased or incapacitated Class B Director, or the Class B stockholder undergoing such change of control, shall convert all of such Class B common stock into shares of our Class A common stock, in accordance with the procedures set forth in our certificate of incorporation. The Amended and Restated Voting and First Refusal Agreement also provides each of the Company and the other party to the Voting Agreement with the right of first refusal to purchase the Class B common stock proposed to be sold by the other holder of Class B common stock.

Listing

Our Class A common stock is listed on The New York Stock Exchange under the symbol “BOC.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Direct Transfer, LLC, One Glenwood Avenue, Suite 1001, Raleigh, NC, 27603.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share. As of March 25, 2021, there were no shares of our preferred stock outstanding.

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our Class A common stock and Class B common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our Class A common stock and Class B common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our Class A common stock and Class B common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;
●	the number of shares offered, the liquidation preference per share and the purchase price;
●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption, if applicable;
●	any listing of the preferred stock on any securities exchange or market;
●

whether the preferred stock will be convertible into our Class A common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

●

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

●	voting rights, if any, of the preferred stock;
●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;
●

any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

●	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;
●	the maturity date or dates;
●	the form of the debt securities of the series;
●	the applicability of any guarantees;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
●

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
●

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and
●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our capital stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquiror of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” thereunder, from the trustees or holders of at least 25% in principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities – General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;
●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of Delaware, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●

the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or Class A common stock will be separately transferable;
●	the terms of any rights to redeem or call the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	U.S. federal income tax consequences applicable to the warrants; and
●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;
●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	exercise any rights as stockholders of Boston Omaha Corporation.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Class A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying shares of Class A common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock or preferred stock, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless otherwise provided in the applicable prospectus supplement, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law,
●	a “banking organization” within the meaning of the New York Banking Law,
●	a member of the Federal Reserve System,
●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and
●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede &Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, or such shorter time as may be satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities, or
●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over DTC and none of us takes any responsibility for its activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, it is not under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing its operations.

We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents or any other agent of ours, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

TAXATION

Any material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in any one or more of the following ways:

●	through underwriters or dealers;
●	through agents;
●	directly to purchasers;
●	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
●	in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or
●	through a combination of any of these methods of sale.

We may sell the equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of The New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;

●	sell securities short and redeliver such securities to close out our short positions;
●

enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

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loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and any commissions paid to agents.

If the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates. At  March 18, 2022, the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and ask price of such common equity, was $523,387,098.

Market Making and Stabilization

There is no established trading market for any security other than our Class A common stock, which is listed on the New York Stock Exchange under the symbol “BOC.” The securities described in this prospectus may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement.

If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for the securities.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market.

Underwriters and Agents

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Dealers

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriting Compensation

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Gennari Aronson, LLP, Needham, Massachusetts. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Boston Omaha Corporation as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.bostonomaha.com. The information contained in, or accessible through, our website, however, should not be considered a part of this prospectus. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information included in the registration statement and the amendments, exhibits and schedules thereto, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC from the SEC's website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021;
•	Current Reports on Form 8-K filed on March 28, 2022 and April 5, 2022; and
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The description of our Class A common stock and preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Boston Omaha Corporation

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68102
Attn: Investor Relations
Phone: (857) 256-0079

BOSTON OMAHA CORPORATION

$100,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

December 8, 2022

Wells Fargo Securities